UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2021 (January 8, 2021)

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

288 Christian Street

Hangar C 2nd Floor

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NXTD	The Nasdaq Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2021, Nxt-ID, Inc. (the “Company”) executed and entered into an employment agreement (the “Miceli Employment Agreement”) with Vincent S. Miceli, the Company’s Chief Executive Officer and Chief Financial Officer, which became effective as of January 1, 2021. Pursuant to the Miceli Employment Agreement, the Company formalized its employment relationship with Mr. Miceli, as the Company’s Chief Executive Officer, which position Mr. Miceli has held since September 17, 2019, and Chief Financial Officer, which position Mr. Miceli has held since September 29, 2014. The term of the Miceli Employment Agreement commenced on January 1, 2021 and continues through and until December 31, 2021 (the “Initial Term”). After the Initial Term, if Mr. Miceli has achieved the objectives for 2021 as reasonably set by the board of directors of the Company (the “Board”) and Mr. Miceli, the term of the Miceli Employment Agreement automatically renews for an additional term through December 31, 2022, and any number of additional periods, upon terms mutually agreed to by the Company and Mr. Miceli (each a “Renewal Term”).

Pursuant to the Miceli Employment Agreement, Mr. Miceli will continue receive an annual base salary of $365,000, which base salary has not been increased as a result of the Miceli Agreement. In the event that the employment term is extended for any Renewal Term(s), Mr. Miceli is eligible to receive a cash bonus in an amount and on such terms as determined by the Board in its sole discretion. Additionally, under the terms of the Miceli Employment Agreement the Board, within two weeks after the execution of the Miceli Employment Agreement will also determine any cash bonus payable to Mr. Miceli for the year ended December 31, 2020.

The Miceli Employment Agreement contains standard terms relating to termination of employment for cause, good reason, as well as standard provisions relating to Mr. Miceli’s rights receive unpaid salary through the date of termination, unpaid expenses , and accrued but unused vacation time in accordance with Company policy and all other payment, benefits or fringe benefits to which Mr. Miceli shall be entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan program or grant in the Miceli Employment Agreement (the “Accrued Benefits”).

The foregoing description of the Miceli Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Miceli Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Miceli Employment Agreement also provides that Mr. Miceli will receive a grant of 400,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), under the Company’s 2013 or 2017 Stock Incentive Plan pursuant to a Restricted Stock Award Agreement (the “Award ”). The Company is currently preparing the Award to Mr. Miceli within the next 30 days.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement by and between the Company and Vincent S. Miceli, dated as of January 8, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2021	Nxt-ID, Inc.

	By:	/s/ Vincent S. Miceli
	Name:	Vincent S. Miceli
	Title:	Chief Executive Officer

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